Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-25379) pertaining to the Tesoro Corporation 1995 Non-Employee Director Stock Option Plan

(2)	Registration Statement (Form S-8 No. 333-39070) pertaining to the Tesoro Corporation 1993 Long-Term Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-112427) pertaining to the Tesoro Corporation 1995 Non-Employee Director Stock Option Plan

(4)	Registration Statement (Form S-8 No. 333-120716) pertaining to the Tesoro Corporation 1995 Non-Employee Director Stock Option Plan

(5)	Registration Statement (Form S-8 No. 333-156268) pertaining to the Tesoro Corporation 2006 Long-Term Incentive Plan

(6)	Registration Statement (Form S-8 No. 333-174132) pertaining to the Tesoro Corporation 2011 Long-Term Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-176132) pertaining to the Tesoro Corporation Thrift Plan

(8)	Registration Statement (Form S-8 No. 333-176132) pertaining to the Tesoro Corporation Retail Savings Plan

(9)	Registration Statement (Form S-8 No. 333-188405) pertaining to the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan

(10)	Registration Statement (Form S-8 No. 333-207843) pertaining to the Tesoro Corporation Executive Deferred Compensation Plan

(11)	Registration Statement (Form S-4 No. 333-215080) pertaining to the issuance of shares in connection with the Western Refining merger of our reports dated February 21, 2018, with respect to the consolidated financial statements of Andeavor, and the effectiveness of internal control over financial reporting of Andeavor included in this Annual Report (Form 10-K) of Andeavor for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
February 21, 2018